SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2002

KNOLOGY BROADBAND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-43339	58-2203141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 4.     Changes in Registrant’s Certifying Accountant.

Effective June 20, 2002, at the recommendation of management, the Board of Directors of Knology Broadband, Inc. (“Knology Broadband”) engaged Deloitte Touche Tohmatsu LLP (“Deloitte”) as Knology Broadband’s independent auditors, subject to normal client acceptance procedures. This appointment followed Knology Broadband’s decision to seek proposals from independent accountants to audit Knology Broadbnd’s financial statements for the year ending December 31, 2002.

Deloitte replaces Arthur Andersen LLP (“Andersen”), which Knology Broadband’s Board of Directors upon the recommendation of management determined should not be re-engaged.

Andersen’s report on Knology Broadband’s consolidated financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Andersen’s report on Knology Broadband’s consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, but was modified as to Knology Broadband’s ability to continue as a going concern.

During Knology Broadband’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 19, 2002, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the matter in connection with their reports on Knology Broadband’s consolidated financial statements. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number	Exhibit Description

16	Letter form Arthur Andersen LLP to the Securities and Exchange Commission dated June 21, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

Dated June 21, 2002	By:	/s/ ROBERT K. MILLS
Robert K. Mills
Chief Financial Officer, Vice President and Treasurer (Principal financial officer and principal accounting officer)

Exhibit Index

Exhibit Number	Exhibit Description

16	Letter form Arthur Andersen LLP to the Securities and Exchange Commission dated June 21, 2002.